Exhibit 99.1

BOULDER SPECIALTY BRANDS

ANNOUNCES DATE FOR SPECIAL MEETING

LONGMONT, CO (April 27, 2007) – Boulder Specialty Brands, Inc. (“Boulder”) (OTCBB: BDSBU; BDSB; BDSBW) announced today that it has set May 17, 2007, for a special meeting of stockholders to consider and vote on Boulder’s previously announced proposed acquisition of GFA Holdings, Inc. (“GFA”), the owner of GFA Brands, Inc., maker of Smart Balance® and Earth Balance® heart-healthy food products and other established brands.

Stockholders of record as of April 5, 2007, the record date for the meeting, will be entitled to attend the special meeting and vote on the proposed acquisition and related proposals, including a proposal to change the combined company’s name to Smart Balance, Inc. The meeting will be held at 10 a.m., May 17, 2007, at the Teaneck Marriott at Glenpointe Hotel, in Teaneck, New Jersey.

In connection with the proposed business combination, Boulder has filed a definitive proxy statement with the SEC. Investors and security holders are advised to read the proxy statement carefully because it contains important information. Investors and security holders may obtain such materials and other documents filed by Boulder from the SEC’s web site at http://www.sec.gov.

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Boulder and does not constitute an offer to sell or a solicitation of an offer to purchase any securities of Boulder. Any solicitation of proxies will be made only by the proxy statement that will be mailed to Boulder stockholders. Investors and security holders of Boulder are urged to read the proxy material because it contains important information about Boulder, GFA and the proposed GFA acquisition.

Boulder is a company that was formed for the specific purpose of consummating a business combination in the food or beverage industries. In December 2005, Boulder completed its initial public offering. GFA, based in Cresskill, New Jersey, markets various foods under the Smart Balance®, Earth Balance®, Smart Beat® and other brand names. GFA is a licensee of Brandeis University for its patented oil blend to help improve HDL/LDL cholesterol ratios.

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BOULDER NEWS RELEASE

APRIL 27, 2007

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Boulder, GFA and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of Boulder’s and GFA’s management and are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Boulder stockholders to approve the proposed merger agreement with GFA and the transactions contemplated thereby; the successful completion of the private placement and debt financing; the number and percentage of Boulder stockholders voting against the acquisition; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the businesses in which GFA is engaged; demand for the products and services that GFA provides; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Boulder’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Boulder nor GFA assumes any obligation to update the information contained in this press release.

Additional Information and Where to Find It

In connection with the proposed acquisition, financing and required stockholder approval, Boulder Specialty Brands, Inc., has filed a definitive proxy statement with the Securities and Exchange Commission, which will first be mailed to the stockholders of Boulder on or about April 27, 2007. Boulder’s stockholders are urged to read the proxy statement and other relevant materials, as they will contain important information about the acquisition of GFA and the related private placement financing. Boulder stockholders are able to obtain a free copy of the definitive proxy statement and other relevant materials at the Securities and Exchange Commission’s Internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Boulder, 6106 Sunrise Ranch Drive, Longmont, CO, 80503.

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BOULDER NEWS RELEASE

APRIL 27, 2007

Boulder and its officers and directors may be deemed to have participated in the solicitation of proxies from Boulder’s stockholders in favor of the approval of the acquisition and related private placement financing. Information concerning Boulder’s directors and officers is set forth in Boulder’s Annual Report on Form 10-K, which was filed with the SEC on March 31, 2006, and is available free of charge at the SEC’s website (http://www.sec.gov). Stockholders may obtain more detailed information regarding the direct and indirect interests of Boulder and its directors and executive officers in the acquisition and related private placement financing by reading the preliminary and definitive proxy statements regarding the merger and private placement financing, which have been filed with the SEC.

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Public & Investor Relations Contact:

Kirk Brewer

Core Communications Partners

214.213.5495